UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 11, 2018

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 11, 2018, Enstar Group Limited (“Enstar”) entered into a joint venture with Allianz SE (“Allianz”) and HH ENZ Holdings, Ltd. (“HH ENZ”), an affiliate of Hillhouse Capital Management Ltd. (together with its affiliates, “Hillhouse”), to invest in a Bermuda-based Class 4 and Class E reinsurer, Enhanzed Reinsurance Ltd. ("Enhanzed Re"), which will reinsure life, non-life run-off and property and casualty insurance business, initially sourced from Allianz and Enstar.
Enstar, through its subsidiary, Cavello Bay Reinsurance Limited (“Cavello”), entered into a Subscription Agreement with Enhanzed Re, dated as of December 11, 2018, pursuant to which Cavello committed to purchase an aggregate of $222.8 million of common shares of Enhanzed Re in multiple closings. In the initial closing, which occurred on December 11, 2018, Cavello purchased $52.1 million of common shares of Enhanzed Re.
In connection with its investment in Enhanzed Re, Cavello entered into a Shareholders Agreement, dated as of December 11, 2018, by and among Enhanzed Re, Cavello, Allianz and HH ENZ. Pursuant to the Shareholders Agreement, Cavello initially has the right to appoint one member to the Enhanzed Re Board of Directors. The Shareholders Agreement also provides that common shares of Enhanzed Re may not be transferred, except in certain limited circumstances, without the approval of the Enhanzed Re Board of Directors for five years after the date of the agreement. The founding shareholders, including Cavello, have customary tag-along rights and rights of first refusal in the case of certain proposed transfers by any other shareholder and customary preemptive rights in the event of a proposed new issuance of equity securities by Enhanzed Re. Enhanzed Re will also have rights to participate in certain future Allianz and Enstar business opportunities.
Enstar Limited, a subsidiary of Enstar, has agreed to act as insurance and reinsurance manager to Enhanzed Re. Hillhouse and an affiliate of Allianz, will serve as investment managers for Enhanzed Re.
Investment funds managed by Hillhouse collectively own approximately 9.7% of Enstar’s voting ordinary shares as well as non-voting ordinary shares and warrants to purchase additional non-voting ordinary shares, which together with their voting ordinary shares, represent an approximate 17.1% economic interest in Enstar. Jie Liu, Managing Director of Hillhouse, serves as a director of Enstar and Enhanzed Re.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: December 12, 2018	By:	/s/ Guy Bowker
Guy Bowker
Chief Financial Officer